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                                   EXHIBIT 5





July 11, 1996


Rite Aid Corporation
30 Hunter Lane
Camp Hill, PA  17011

Re: Registration Statement on Form S-8 Relating to the Company's 1990 Omnibus Stock Incentive Plan


Ladies and Gentlemen:

I have acted as counsel to Rite Aid Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 6,301,426 shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), which may be issued pursuant to incentive awards involving stock options, stock appreciation rights, restricted stock, and other stock-based awards (collectively "Awards") granted or to be granted under the Company's 1990 Omnibus Stock Incentive Plan (the "Plan").

I have examined such records, documents, statutes and decisions as I have deemed relevant in rendering this opinion. In my examination I have assumed the genuineness of documents submitted to me as originals and the conformity with the original of all documents submitted to me as copies thereof.

In my opinion, the shares of Common Stock to be issued pursuant to Awards granted or to be granted in accordance with the terms of the Plan will be, when issued in accordance with the terms of such Awards and the Plan, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company.

The opinion set forth above is limited to the General Corporation Law of the State of Delaware.

I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
RITE AID CORPORATION

/s/ Elliot S. Gerson
- --------------------
Senior Vice President and
Assistant Chief Legal Counsel